As filed with the Securities and Exchange Commission on January 12, 2001.
                                                          Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             ____________________

                            VINTAGE PETROLEUM, INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     73-1182669
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            110 West Seventh Street
                             Tulsa, Oklahoma 74119
   (Address of registrant's principal executive offices, including zip code)

                    Vintage Petroleum, Inc. 1990 Stock Plan
       Vintage Petroleum, Inc. Non-Management Director Stock Option Plan
                           (Full title of the plans)

                          CHARLES C. STEPHENSON, JR.
                             Chairman of the Board
                            110 West Seventh Street
                             Tulsa, Oklahoma 74119
                                (918) 592-0101
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                             ____________________

                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                Proposed
  Title of securities                Amount to be            maximum offering            Proposed maximum              Amount of
   to be registered               registered/(1)(2)/               price                aggregate offering            registration
                                                              per share/(3)/                 price/(3)/                    fee
------------------------------------------------------------------------------------------------------------------------------------
 Common Stock, par value          5,268,044  shares               $15.19                    $80,021,588                  $20,006
 $.005
====================================================================================================================================

(1)  The shares of Common Stock being registered consist of shares that may be issued under the Vintage Petroleum, Inc. 1990 Stock
     Plan (5,208,044 shares) or the Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (60,000 shares). In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plans as the result of any future stock split, stock dividend, or similar adjustment of the registrant's outstanding Common Stock.

(2)  Each share of Common Stock is accompanied by a Preferred Share Purchase Right pursuant to the Rights Agreement dated March 16,
     1999, with ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

(3)  Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of
     1933. With respect to the shares of Common Stock being registered for which the option price is unknown, the fee is calculated on the basis of the average of the high and low sales prices for the registrant's Common Stock reported on the New York Stock
     Exchange Composite Tape on January 5, 2001. With respect to the shares of Common Stock being registered for which options are outstanding, the offering price is determined, and the fee is calculated, on the basis of the actual option exercise price.
====================================================================================================================================

                               EXPLANATORY NOTE

     This Registration Statement relates to the registration of (i) an additional 5,208,044 shares of the registrant's Common Stock, par value $.005 per share, issuable pursuant to its 1990 Stock Plan, as amended, as the result of amendments to the 1990 Plan to increase the number of shares of Common Stock available for issuance under the 1990 Plan and (ii) 60,000 shares of the registrant's Common Stock issuable pursuant to its Non-Management Director Stock Option Plan.

     The contents of the registrant's Registration Statement on Form S-8, Registration No. 33-37505, filed with the Securities and Exchange Commission on October 31, 1990, including all amendments thereto (the "Prior Registration Statement"), are hereby incorporated by reference. The items below contain information required in this Registration Statement that was not included in the Prior Registration Statement.

                                     PART I

              Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


         *   Information required by Part I of Form S-8 to be contained in the
             Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.

                                   * * * * *

                                    PART II

              Information Required in the Registration Statement

Item 3.   Incorporation of Documents by Reference.

   The following documents heretofore filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

   (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

   (2) The registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;

   (3) The registrant's Current Reports on Form 8-K dated January 4, 2000, January 11, 2000, February 23, 2000, April 18, 2000, May 4, 2000, May 11,
       2000, May 22, 2000, June 30, 2000, September 5, 2000, and October 19,
       2000;

   (4) The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A, dated July 18, 1990, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the registrant's Common Stock contained therein; and

   (5) The description of the registrant's Preferred Share Purchase Rights contained in the registrant's Registration Statement on Form 8-A, dated March 22, 1999, including any amendment or report heretofore or hereafter filed for the purpose of updating the description of the registrant's Preferred Share Purchase Rights contained therein.

   In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

       Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        Section 145 of the General Corporation Law of the State of Delaware provides generally that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative in nature, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, in a proceeding not by or in the right of the corporation, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him in connection with such suit or proceeding, if he acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Delaware law further provides that a corporation may not indemnify any person against expenses incurred in connection with an action by or in the right of the corporation if such person shall have been adjudged to be liable in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall deem proper. The Restated By-laws of the registrant provide that the registrant shall indemnify an officer or director against liability incurred by such person as authorized under the General Corporation Law of the State of Delaware. In addition, the registrant has entered into specific agreements with the directors and officers of the registrant providing for indemnification of such persons under certain circumstances. The registrant's Restated Certificate of Incorporation also eliminates the liability of the registrant's directors for monetary damages for breach of their fiduciary duty as directors. This provision, however, does not eliminate a director's liability (a) for any breach of the director's duty of loyalty to the registrant or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (d) for any transaction from which a director derived an improper personal benefit.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

     The following are included as exhibits to this Registration Statement. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.

     Exhibit
     Number                          Description
     ------                          -----------

     4.1 Amendment No. 1 to Vintage Petroleum, Inc. 1990 Stock Plan, effective February 1, 1991 (filed as Exhibit 10.15 to the registrant's report on Form 10-K for the year ended December 31, 1991, filed March 30, 1992).

     4.2 Amendment No. 2 to Vintage Petroleum, Inc. 1990 Stock Plan, dated February 24, 1994 (filed as Exhibit 10.15 to the registrant's report on Form 10-K for the year ended December 31, 1993, filed March 29, 1994).

     4.3 Amendment No. 3 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 15, 1996 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated April 1,
               1996).

     4.4 Amendment No. 4 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 11, 1998 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated March 31,
               1998).

     4.5 Amendment No. 5 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 16, 1999 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated March 31,
               1999).

     4.6 Amendment No. 6 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 17, 2000 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated March 30,
               2000).

     4.7 Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (filed as Exhibit 10.18 to the registrant's report on Form 10-K for the year ended December 31, 1992, filed March 31, 1993 (the "1992 Form 10-K")).

     4.8 Form of Incentive Stock Option Agreement under the Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit 10.20 to the registrant's report on Form 10-K for the year ended December 31, 1990, filed April 1, 1991).

     4.9 Form of Non-Qualified Stock Option Agreement under the Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit 10.20 to the 1992 Form 10-K).

     4.10 Form of Non-Qualified Stock Option Agreement for non-employee directors under the Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit 10.13 to the registrant's report on Form 10-K for the year ended December 31, 1999, filed March 13, 2000).

     5         Opinion of Conner & Winters, A Professional Corporation.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of Netherland, Sewell & Associates, Inc.

     23.3      Consent of DeGolyer and MacNaughton.

     23.4 Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

     24 Power of Attorney (set forth on the signature page to this Registration Statement).


Item 9. Undertakings.

        (a)  The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h)  Insofar as indemnification for liabilities arising under the 1933
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on the 12th day of January, 2001.

                                             VINTAGE PETROLEUM, INC.


                                             By:  /s/ C. C. Stephenson, Jr.
                                                 -------------------------------
                                                 C. C. Stephenson, Jr.
                                                 Chairman of the Board

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints C. C. Stephenson, Jr., S. Craig George and William C. Barnes, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         Signature                              Title                                  Date
         ---------                              -----                                  ----
/s/ C. C. Stephenson, Jr.               Director and Chairman                   January 12, 2001
---------------------------------       of the Board
C. C. Stephenson, Jr.

/s/ S. Craig George                     Director, President and Chief           January 12, 2001
---------------------------------       Executive Officer (Principal
S. Craig George                         Executive Officer)

/s/ William L. Abernathy                Director, Executive Vice President      January 12, 2001
---------------------------------       and Chief Operating Officer
William L. Abernathy

/s/ William C. Barnes                   Director, Executive Vice                January 12, 2001
---------------------------------       President, Chief Financial Officer
William C. Barnes                       and Treasurer  (Principal Financial
                                        Officer)

/s/ Bryan H. Lawrence                   Director                                January 12, 2001
---------------------------------
Bryan H. Lawrence

/s/  John T. McNabb, II                 Director                                January 12, 2001
---------------------------------
John T. McNabb, II

/s/ Michael F. Meimerstorf              Vice President and Controller           January 12, 2001
---------------------------------       (Principal Accounting Officer)
Michael F. Meimerstorf

                               INDEX TO EXHIBITS

     The following are included as exhibits to this Registration Statement. Those exhibits below incorporated by reference herein are indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed herewith.



     Exhibit
     Number                                  Description
     -------                                 -----------

     4.1 Amendment No. 1 to Vintage Petroleum, Inc. 1990 Stock Plan, effective February 1, 1991 (filed as Exhibit 10.15 to the registrant's report on Form 10-K for the year ended December 31, 1991, filed March 30, 1992).

     4.2 Amendment No. 2 to Vintage Petroleum, Inc. 1990 Stock Plan, dated February 24, 1994 (filed as Exhibit 10.15 to the registrant's report on Form 10-K for the year ended December 31, 1993, filed March 29, 1994).

     4.3 Amendment No. 3 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 15, 1996 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated April 1,
               1996).

     4.4 Amendment No. 4 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 11, 1998 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated March 31,
               1998).

     4.5 Amendment No. 5 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 16, 1999 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated March 31,
               1999).

     4.6 Amendment No. 6 to Vintage Petroleum, Inc. 1990 Stock Plan, dated March 17, 2000 (filed as Exhibit A to the registrant's Proxy Statement for Annual Meeting of Stockholders dated March 30,
               2000).

     4.7 Vintage Petroleum, Inc. Non-Management Director Stock Option Plan (filed as Exhibit 10.18 to the registrant's report on Form 10-K for the year ended December 31, 1992, filed March 31, 1993 (the "1992 Form 10-K")).

     4.8 Form of Incentive Stock Option Agreement under the Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit 10.20 to the registrant's report on Form 10-K for the year ended December 31, 1990, filed April 1, 1991).

     4.9 Form of Non-Qualified Stock Option Agreement under the Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit 10.20 to the 1992 Form 10-K).

     4.10 Form of Non-Qualified Stock Option Agreement for non-employee directors under the Vintage Petroleum, Inc. 1990 Stock Plan (filed as Exhibit 10.13 to the registrant's report on Form 10-K for the year ended December 31, 1999, filed March 13, 2000).

     5         Opinion of Conner & Winters, A Professional Corporation.

     23.1      Consent of Arthur Andersen LLP.

     23.2      Consent of Netherland, Sewell & Associates, Inc.

     23.3      Consent of DeGolyer and MacNaughton.

     23.4 Consent of Conner & Winters, A Professional Corporation (included in Exhibit 5).

     24 Power of Attorney (set forth on the signature page to this Registration Statement).